CONTRIBUTION AGREEMENT

This CONTRIBUTION AGREEMENT, dated as of June 15, 2012 (this "Agreement"), is made by and between Trian Partners Master Fund, L.P., a Cayman Islands exempted limited partnership, Trian Partners Master Fund (ERISA), L.P., a Cayman Islands exempted limited partnership, Trian Partners L.P., a Delaware limited partnership, Trian Partners Parallel Fund I, L.P., a Delaware limited partnership, Trian Partners Strategic Investment Fund, L.P., a Delaware limited partnership, Trian SPV (SUB) VI, L.P., a Cayman Islands limited partnership and Trian SPV (SUB) VI-A, L.P., a Cayman Islands limited partnership (each, a "Fund" and collectively, the "Funds") and Trian IR Holdco Ltd., a Cayman Islands exempted company ("Holdco").  The Funds and Holdco are referred to collectively herein as the "Parties".

RECITALS

WHEREAS, each Fund wishes to transfer and assign to Holdco all such Fund's rights, title, interests, duties, obligations and liabilities with respect to the Contributed Assets (as defined in Section 1), and Holdco wishes to acquire and assume from each Fund, all of such Fund's rights, title, interests, duties, obligations and liabilities with respect to the Contributed Assets; and

WHEREAS, as consideration for the Contributed Assets, Holdco wishes to issue to each Fund non-voting shares of Holdco in accordance with the Amended and Restated Articles of Association of Holdco (the "Articles").

AGREEMENT

In consideration of the mutual covenants and agreements contained herein, the Funds and Holdco agree as follows:

1. Contribution to Holdco.  Each Fund hereby contributes to Holdco, effective as of the close of business on June 15, 2012 (the "Effective Date"), without recourse to or representation or warranty whatsoever by such Fund, any and all rights, title, interests, duties, obligations and liabilities of such Fund with respect to the Contributed Assets.  The "Contributed Assets" means the securities and assets held by each Fund that are listed on Schedule A attached hereto.  Holdco hereby accepts the Contributed Assets and assumes all of each Fund's rights, title, interests, duties, obligations and liabilities (whether arising before or after the Effective Date) with respect to the Contributed Assets.  Each Fund shall take all necessary actions to consummate the transfers contemplated hereunder including all steps required in order to vest legal title to the Contributed Assets in Holdco.

2. Issuance of Shares in Holdco.  Holdco shall issue to each Fund, in accordance with the Articles, non-voting shares of Holdco having a net asset value equal to the net asset value of the Contributed Assets as determined by each Fund and Holdco in consultation with Trian Fund Management, L.P., a Delaware limited partnership and Trian IR Holdco LLC, a Delaware limited liability company.

3. Limitation on Contribution.

(a) Notwithstanding anything to the contrary in this Agreement, each Fund may contribute to Holdco a Contributed Asset only if such contribution (i) would not constitute a violation of law and (ii) would not constitute a breach or other contravention of any credit agreements, promissory notes, guarantees, security documents, assignments, participations and other instruments and agreements related to such Contributed Asset or in any way adversely affect the rights of such Fund or Holdco with respect to such Contributed Asset.

(b) If, as of the Effective Date, any Contributed Assets are not contributed to Holdco pursuant to the terms of Section 1 because third-party consent is required for such contribution, Holdco and the applicable Funds will use their reasonable best efforts to obtain the consent of any third party necessary for the contribution of such Contributed Assets from such Funds to Holdco.  In addition, during such time as such third-party consents have not been obtained or such assignment or attempted assignment would constitute a violation of any law, Holdco and any such Funds shall execute a participation agreement, effective as of the Effective Date (the "Participation Agreement"), pursuant to which Holdco will obtain the benefits and perform and discharge the obligations with respect to the Contributed Assets which have not been transferred and under which such Funds will enforce for the benefit of Holdco, with Holdco being responsible for the performance and discharge of the applicable Funds' obligations, and any and all rights of such Funds against a third party.

4. Representations and Warranties of the Parties.  Each Party to this Agreement represents and warrants to the other Party that:

(a) Such Party is duly organized, in good standing and validly existing under the laws of the jurisdiction where it is presently organized.  Such Party has the full power and authority to execute, deliver and perform its obligations under this Agreement, including all documents executed in connection herewith.

(b) This Agreement has been duly and validly authorized, executed and delivered by such Party, and is legal, valid, binding and enforceable against such Party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

(c) The making and performance by such Party of this Agreement does not and will not violate any law or regulation applicable to it.

5. Estate of the Funds.  It is the intention of each Fund and Holdco that by contributing the Contributed Assets to Holdco, such Fund shall have conveyed good title thereto, and that no such Contributed Asset shall be part of such Fund's estate in the event of the filing of a bankruptcy petition by or against such Fund under any bankruptcy or similar law.

6. Contributed Assets Proceeds.  If any Fund receives or collects a payment or prepayment of interest, principal or other proceeds (the "Proceeds") derived from ownership of a Contributed Asset that has been contributed to Holdco pursuant to this Agreement, which have accrued on or after the Effective Date, such Fund will promptly pay to Holdco such payment of Proceeds.

7. Headings.  The titles of the headings of the Sections of this Agreement are for convenience of reference only, and are not to be considered in construing the terms and provisions of this Agreement.  References to "Section" in this Agreement shall be deemed to refer to the indicated Section of this Agreement, unless the context clearly indicates otherwise.

8. Choice of Law.  This Agreement, and any and all actions or controversies arising out of this Agreement, including, without limitation, tort claims, shall be governed by, construed and enforced in accordance with the internal laws of the State of New York, without regard to the choice of law principles thereof, other than Section 5-1401 of the New York General Obligations Law.

9. Counterparts.  Counterparts may be executed through the use of separate signature pages or in any number of counterparts with the same effect as if the Parties executing such counterparts had all executed one counterpart.

10. Amendments.  This Agreement may be amended in a writing and signed by each of the Parties hereto.

11. Successors and Assigns.  This Agreement and the rights and benefits hereof shall inure to the benefit of each of the Parties hereto and their respective successors and permitted assigns.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement by their duly authorized signatories as of the date above first written.

TRIAN PARTNERS, L.P.

By:	Trian Partners GP, L.P., its general partner

By:	Trian Partners General Partner, LLC, its general partner

By: /s/ EDWARD P.GARDEN
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS MASTER FUND, L.P.

By:	Trian Partners GP, L.P., its general partner

By:	Trian Partners General Partner, LLC, its general partner

By: /s/ EDWARD P.GARDEN
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS MASTER FUND (ERISA), L.P.

By:	Trian Partners (ERISA) GP, L.P., its general partner

By:	Trian Partners (ERISA) General Partner, LLC, its general partner

By: /s/ EDWARD P.GARDEN
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS PARALLEL FUND I, L.P.

By:	Trian Partners Parallel Fund I General Partner, LLC, its general partner

By: /s/ EDWARD P.GARDEN
Name: Edward P. Garden
Title: Member

TRIAN SPV (SUB) VI, L.P.

By:	Trian Partners SPV VI GP, L.P., its general partner

By:	Trian Partners SPV VI General Partner, LLC, its general partner

By: /s/ EDWARD P.GARDEN
Name: Edward P. Garden
Title: Member

TRIAN SPV (SUB) VI-A, L.P.

By:	Trian Partners SPV VI-A GP, L.P., its general partner

By:	Trian Partners SPV VI-A General Partner, LLC, its general partner

By: /s/ EDWARD P.GARDEN
Name: Edward P. Garden
Title: Member

TRIAN PARTNERS STRATEGIC INVESTMENT FUND, L.P.

By:	Trian Partners Strategic Investment Fund GP, L.P., its general partner

By:	Trian Partners Strategic Investment Fund General Partner, LLC, its general partner

By: /s/ EDWARD P.GARDEN
Name: Edward P. Garden
Title: Member

TRIAN IR HOLDCO LTD.

By: /s/ EDWARD P.GARDEN
Name: Edward P. Garden
Title: Director

SCHEDULE A

Securities and assets held by:

Trian Partners Master Fund (ERISA), L.P., Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Investment Fund, L.P., Trian SPV (SUB) VI, L.P., Trian SPV (SUB) VI-A, L.P.

that will be contributed to

Trian IR Holdco Ltd.

Name of Issuer or Obligor	Assets or Securities Contributed
Trian Partners Master Fund (ERISA), L.P.	199,908 Ordinary Shares of Ingersoll-Rand Plc
Trian Partners, L.P.	1,750,352 Ordinary Shares of Ingersoll-Rand Plc
Trian Partners Master Fund, L.P.	756,182 Ordinary Shares of Ingersoll-Rand Plc
Trian Partners Parallel Fund I, L.P.	335,832 Ordinary Shares of Ingersoll-Rand Plc
Trian Partners Strategic Investment Fund, L.P.	1,819,683 Ordinary Shares of Ingersoll-Rand Plc
Trian SPV (SUB) VI, L.P.	1,460,000 Ordinary Shares of Ingersoll-Rand Plc
Trian SPV (SUB) VI-A, L.P.	4,701,450 Ordinary Shares of Ingersoll-Rand Plc

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